PRESS RELEASE                                 SOURCE: First Trust Advisors L.P.


FIRST TRUST ADVISORS ANNOUNCES PROPOSED CHANGE OF CONTROL OF CHARTWELL INVESTMENT PARTNERS L.P., INVESTMENT SUB-ADVISOR TO FIRST TRUST DIVIDEND AND INCOME FUND AND FIRST TRUST ENHANCED EQUITY INCOME FUND

Wheaton, IL - (BUSINESS WIRE) - January 8, 2014 - First Trust Advisors L.P. ("FTA") announced today that Chartwell Investment Partners L.P. ("Chartwell"), investment sub-advisor to First Trust Dividend and Income Fund and First Trust Enhanced Equity Income Fund (the "Funds"), advised the Funds that Chartwell has entered into a definitive asset-purchase agreement with TriState Capital Holdings, Inc. ("TriState") (NYSE TSC) whereby TriState will acquire substantially all of the assets of Chartwell (the "Transaction"). The Transaction is expected to close in the first quarter of 2014, subject to regulatory requirements, obtaining certain Chartwell-client consents and other customary closing conditions. The consummation of the Transaction may be deemed to be an "assignment" (as defined in the Investment Company Act of 1940, as amended) of the sub-advisory agreements between each Fund, FTA and Chartwell, which would result in the automatic termination of such agreements. The Board of Trustees of each Fund will meet at a Special Meeting to be held on January 22, 2014, to consider the impact of the Transaction on the Funds and it is expected that the Board will consider interim sub-advisory agreements for each Fund with FTA and Chartwell which would be entered into effective upon the closing of the Transaction and would be in effect for a maximum period of 150 days. It is anticipated that new investment sub-advisory agreements would be submitted to shareholders of each Fund for approval and would take effect upon such shareholder approval. The interim agreements and the new agreements would be substantially similar to each Fund's current agreements. The Transaction is not expected to impact the day-to-day operations of the Funds, and the portfolio managers of the Funds would remain the same. In the event that the Board takes the actions outlined above, a special shareholder meeting of each Fund to vote on a proposal to approve the new investment sub-advisory agreements is expected to be held later this year. There can be no assurance that the necessary percentage of the shareholders of the Funds will vote to approve the new investment sub-advisory agreements.

FTA has served as each Fund's investment advisor since each Fund's inception. FTA along with its affiliate, First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management and financial advisory services, with collective assets under management or supervision of approximately $85 billion as of December 31, 2013, through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separately managed accounts.

Chartwell has served as the investment sub-advisor to the First Trust Dividend and Income Fund since July 1, 2013, and the First Trust Enhanced Equity Income Fund since September 14, 2007 and is an employee-owned investment firm focusing on institutional, sub-advisory, and private client relationships. The firm is a research-based equity and fixed-income manager with a disciplined, team-oriented investment process. At November 30, 2013, Chartwell had approximately $7 billion in assets under management.

This press release contains certain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the goals, beliefs, plans or current expectations of FTA and/or Chartwell and their respective representatives, taking into account the information currently available to them. Forward-looking statements include all statements that do not relate solely to current or historical fact. For example, forward-looking statements include the use of words such as "anticipate," "estimate," "intend," "expect," "believe," "plan," "may," "should," "would" or other words that convey uncertainty of future events or outcomes. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Funds to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. When evaluating the information included in this press release, you are cautioned not to place undue reliance on these forward-looking statements, which reflect the judgment of the FTA and Chartwell and their respective representatives only as of the date hereof. We undertake no obligation to publicly revise or update these forward-looking statements to reflect events and circumstances that arise after the date hereof.

Principal Risk Factors: Investment in these Funds involves investment and market risk; management risk; sub-advisor risk; value investing risk; dividend strategy risk; qualified dividend tax risk; equity securities risk; small and medium cap company risk; non-U.S. securities risk; and emerging markets risk. By writing call options on equity securities held, the capital appreciation potential of the equity securities is limited; however, the potential for capital depreciation is unlimited. The risks of investing in each Fund are spelled out in each Fund's prospectus, shareholder report and other regulatory filings. Past performance is no assurance of future results. Investment return and market value of an investment in each Fund will fluctuate. Shares, when sold, may be worth more or less than their original cost.

Contact:

First Trust Advisors L.P.

Press Inquiries:          Jane Doyle, 630-765-8775
Analyst Inquiries:        Jeff Margolin, 630-915-6784
Broker Inquiries:         Jeff Margolin, 630-915-6784